Exhibit 5.1

650 Page Mill Road Palo Alto, CA 94304-1050 PHONE 650.493.9300 FAX 650.493.6811 www.wsgr.com

October 27, 2017

ForeScout Technologies, Inc.
190 West Tasman Drive
San Jose, California 95134

Re:	Registration Statement on Form S-8
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by ForeScout Technologies, Inc., a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of (i) 3,800,000 shares of Common Stock reserved for issuance pursuant to the 2017 Equity Incentive Plan, (ii) 800,000 shares of Common Stock reserved for issuance pursuant to the 2017 Employee Stock Purchase Plan and (iii) 14,221,873 shares of Common Stock reserved for issuance pursuant to the 2000 Stock Option and Incentive Plan (which plans are collectively referred to herein as the “Plans” and which shares of Common Stock are collectively referred to herein as the “Shares”). As your legal counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares to be issued under the Plans.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid, and nonassessable.
We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati

AUSTIN      BEIJIN      BOSTON      BRUSSELS      HONG KONG      LOS ANGELES      NEW YORK      PALO ALTO
SAN DIEGO      SAN FRANCISCO      SEATTLE      SHANGHAI      WASHINGTON, DC      WILMINGTON, DE